Exhibit 10.1


                  PFIZER INC. ANNUAL RETAINER UNIT AWARD PLAN
                            (Effective April 1996)

1. Each year, effective as of the date of the annual meeting of shareholders, each director who is not an employee of Pfizer Inc. (the "Company") or any of its subsidiaries shall receive the share equivalent of his or her annual retainer in restricted units. The appropriate number of units shall be based upon the five-day average of the closing trading price of the Common Stock of the Company on the New York Stock Exchange for the first five days of trading after April 1 of each year. The number of units shall be rounded up to the nearest unit. All such units shall be referred to as the "Restricted Units." The Restricted Units may not be terminated or modified by a director.

2. All Restricted Units shall be held in the general funds of the Company and shall be credited to the director's account. The director's account shall be credited with the number of Restricted Units received on the date specified in paragraph 1. Whenever a dividend is declared, the number of Restricted Units in the director's account shall be increased by the result of the following calculations: (1) the number of Restricted Units in the director's account multiplied by any cash dividend declared by the Company on a share of its Common Stock, divided by the closing market price of such Common Stock on the related dividend record date; and/or (2) the number of Restricted Units in the director's account multiplied by any stock dividend declared by the Company on a share of its Common Stock. A director may elect to receive in cash the value of any cash dividend, declared by the Company on a share of its Common Stock, in lieu of having his or her account credited as specified above. Any such election shall be made, and may also be terminated, by written notice directed to the Secretary of the Company prior to the calendar quarter of the payment for the dividend. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company including a stock split or splits, other than a stock dividend as provided above, an appropriate adjustment shall be made in the number of Restricted Units credited to the director's account.

3. At least one year before he or she ceases to be a director of the Company, a director may elect, or may modify an election that he or she had previously made, to receive payment of his or her Restricted Units account in a lump sum or in annual installments, and he or she may elect to have such payment or payments made either in (1) the year in which he or she ceases to be a director of the Company, or (2) a year following his or her termination as a director. In the absence of an election, such payments will begin with the first month of the year following termination and will be made in five annual installments. Should a director cease to be a director of the Company less than one year from the time of election to the time of termination, then any previous election made by the director shall be deemed to govern.

      With respect to all Restricted Units in the director's account, the amount payable to the director in each instance shall be determined by multiplying the number of Restricted Units by the closing market price of the Company's Common Stock on the day prior to the date for payment or the last business day prior to that date, if the day prior to the date for payment is not a business day.

      Where the director receives the balance of his or her account in annual installments, the first annual installment shall be a fraction of the value of the balance of the Restricted Units credited to the director's account on the date of such payment, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time. Each subsequent annual installment shall be calculated in the same manner except that the denominator shall be reduced by the number of annual installments which have been previously paid.

4. If a director should die before full payment of all Restricted Units credited to his or her account, such Restricted Units shall be paid to his or her designated beneficiary or beneficiaries or to his or her estate in a single sum payment to be made as soon as practicable after his or her death. A director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the director's death. At any time, and from time to time, any such designation may be changed or canceled by the director without the consent of any beneficiary. Any such designation, change or cancellation must be by written notice filed with the Secretary of the Company and shall not be effective until received by the Secretary. If a director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal shares unless the director has designated otherwise. If no beneficiary has been named by the director, or the designated beneficiaries have predeceased him or her, the director's beneficiary shall be the executor or administrator of the director's estate.

5. The right of a director to any Restricted Units credited to his or her account shall not be subject to assignment by him or her. If a director does assign his or her right to any Restricted Units credited to his or her account, the Company may disregard such assignment and discharge its obligation hereunder by making payment as though no such assignment had been made.